EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 3, 2004, in the Registration Statement (Form S-1) and related Prospectus of Finisar Corporation for the registration of up to 19,496,177 shares of its common stock.

/s/ Ernst & Young LLP

San Jose, California
June 13, 2005